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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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Vitafort International Corporation
Los Angeles, California

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 33-300435, No. 33-307989, No. 33-317763, No. 33-331479, No. 33-
335067 and No. 333-56043 of Vitafort International Corporation of our report dated April 15, 1999 relating to the consolidated balance sheet of Vitafort International Corporation and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended, which report appears in the December 31, 1998, annual report on Form 10-KSB/A of Vitafort International Corporation and Subsidiaries.


                                       BDO Seidman, LLP


Los Angeles, California
May 24, 1999